UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019 (December 13, 2019)

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +85267353339

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2019, China VTV Limited (the “Company”) and CybEye Image, Inc. (“CybEye”) entered into an amendment to the non-exclusive licensing agreement (the “Licensing Agreement”) dated September 30, 2019, pursuant to which the term of the Licensing Agreement was amended to twenty (20) years (from September 30, 2019 to September 29, 2039) and the Company agreed to issue 2,500,000 shares of its common stock to CybEye as set forth in the Strategic Development Agreement dated September 30, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	The Amendment to Non-Exclusive Licensing Agreement dated December 13, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China VTV Limited

Date: December 17, 2019	By:	/s/ Tijin Song
	Name:	Tijin Song
	Title:	Chief Executive Officer

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